NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

March 10, 2026	Contact:	Daniel E. Stopar
Chief Financial Officer and Treasurer

Matthews International Obtains Important Clarity On Matthews’ Right to Sell DBE Equipment

Arbitrator Reaffirms Matthews’s Right to Develop, Produce, Market and Sell Proprietary Dry Battery Electrode Solutions to Third Parties

Company Provides Clarity Regarding Recent Favorable Arbitration Decision in Its Litigation with Tesla

PITTSBURGH, PENNSYLVANIA, March 10, 2026 (PR Newswire) - For the second time in twelve months, an arbitrator has recognized Matthews International Corporation's (NASDAQ GSM: MATW) ("Matthews" or the "Company") right to develop, produce, market and sell its proprietary dry battery electrode (“DBE”) solutions to third parties. Specifically, on February 13, 2026, an arbitrator entered an interim decision providing additional clarity regarding Matthews’ ownership of and rights in “DBE” technology that Matthews has been developing over the past two decades. Matthews successfully defeated Tesla’s most meaningful claims as the arbitrator issued an interim decision denying the broad injunctive relief requested by Tesla and rejecting Tesla’s attempts to prohibit the Company from selling Matthews’ proprietary DBE technology and equipment.

Instead, the interim decision includes a narrow injunction preventing Matthews from using certain parts in dry battery electrode machines. Matthews already has replacement parts, and thus the injunction is not expected to materially impede Matthews’ operations or sales. Importantly, this most recent ruling provides further clarity for Matthews and its customers on a going forward basis.

With the support of these rulings, Matthews will continue to sell DBE equipment and provide state-of-the-art technology offerings to its customers. This includes Matthews’ next generation multi-roll calendering machine. Further, the Company’s intellectual property is protected by multiple foundational patents (including US Patent Nos. US12136727, US12237494, US12334534 and US12418017) that prevent other companies from improperly claiming for themselves DBE solutions developed by Matthews.

Matthews looks forward to continuing to advance the battery manufacturing industry and supporting customers with their future roadmaps in support of the secular trend of electrification.

About Matthews International Corporation

Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 4,300 employees in 15 countries on four continents that are committed to delivering the highest quality products and services.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Matthews International Corporation and its consolidated subsidiaries

(collectively "Matthews" or the "Company") regarding the future, including statements regarding the anticipated benefits and risks associated with the joint venture transaction with Peninsula Parent LLC, d.b.a. Propelis Group ("Propelis") and the timing thereof, and may be identified by the use of words such as "expects," "believes," "intends," "projects," "anticipates," "estimates," "plans," "seeks," "forecasts," "predicts," "objective," "targets," "potential," "outlook," "may," "will," "could" or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include risks to our ability to achieve the anticipated benefits of the joint venture transaction with Propelis that closed in fiscal year 2025, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company's operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and conflicts and related sanctions or trade restrictions involving Venezuela, the Company's plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company's plans and expectations with respect to its Board of Directors, and other factors described in the Company's Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

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